Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Timothy A. Bonang
Manager of Investor Relations
617-796-8149
www.fivestarqualitycare.com

FIVE STAR QUALITY CARE, INC. ANNOUNCES

FINANCIAL RESULTS FOR THE QUARTER

AND YEAR ENDED DECEMBER 31, 2004

                Newton, MA (March 23, 2005).  Five Star Quality Care, Inc. (AMEX: FVE) today announced its financial results for the quarter and year ended December 31, 2004, compared to the same periods in 2003, as follows (in thousands except per share amounts):

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003

Total revenues	$169,022	$147,123	$628,005	$575,182
Total expenses	167,353	149,057	624,681	580,737
Total other income (expense)	(449)	(311)	786	(935)

Income (loss) from continuing operations before income taxes	$1,220	$(2,245)	$4,110	$(6,490)
Provision for income taxes	(8)	—	(120)	—
Income (loss) from continuing operations	1,212	(2,245)	3,990	(6,490)

Loss from discontinued operations	(147)	(17)	(699)	(1,449)

Net income (loss)	$1,065	$(2,262)	$3,291	$(7,939)

Weighted average shares outstanding	9,290	8,514	8,716	8,482

Basic and diluted income (loss) per share from continuing operations	$0.13	$(0.27)	$0.46	$(0.77)

Net income (loss) per share	$0.11	$(0.27)	$0.38	$(0.94)

On Wednesday, March 23, 2005 at 11:00 a.m. ET, Evrett Benton, president and chief executive officer, and Bruce Mackey, chief financial officer, will host a conference call to discuss the fourth quarter and year-end 2004 results.  Following the company’s remarks, there will be a short question and answer period.

The conference call telephone number is (800) 818-5264.  Participants calling from outside the United States and Canada should dial (913) 981-4910.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through March 29, 2005.  To hear the replay, dial (719) 457-0820. The replay pass code is 8728471.

A live oral webcast of the conference call will also be available in a listen-only mode on the company’s web site, which is located at www.fivestarqualitycare.com.  Participants wanting to access the webcast should visit the company’s web site about five minutes before the call.  The archived webcast will be available for replay on the company’s web site for about one week after the call.

Five Star Quality Care, Inc. is a healthcare services company which operates senior living communities.  FVE owns and leases 148 communities with 16,573 separate living units located in 27 states.  These communities include independent living, assisted living and skilled nursing facilities.  FVE is headquartered in Newton, Massachusetts.

(end)

Supplemental Information, page 1 of 3

FIVE STAR QUALITY CARE, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share data)

	Three Months ended December 31,		Year ended December 31,
	2004	2003	2004	2003
Revenues:
Net revenues from residents	164,394	145,353	614,796	573,412
Pharmacy revenue	4,628	1,770	13,209	1,770
Total revenues	169,022	147,123	628,005	575,182

Expenses:
Wages and benefits	86,707	81,951	326,314	313,846
Other operating expenses	42,894	35,284	159,892	149,424
Pharmacy expenses	4,333	1,665	12,093	1,643
Management fee to Sunrise Senior Living Services, Inc.	5,096	4,373	19,293	17,272
Rent expense	22,186	20,162	83,370	77,495
General and administrative	5,264	4,584	20,053	17,470
Depreciation and amortization	873	1,038	3,666	3,587
Total operating expenses	167,353	149,057	624,681	580,737

Operating income (loss)	1,669	(1,934)	3,324	(5,555)
Interest and other income	96	28	1,666	229
Interest expense	(545)	(339)	(880)	(1,164)

Income (loss) from continuing operations before income taxes	1,220	(2,245)	4,110	(6,490)
Provision for income taxes	(8)	—	(120)	—
Income (loss) from continuing operations	1,212	(2,245)	3,990	(6,490)

Loss from discontinued operations	(147)	(17)	(699)	(1,449)

Net income (loss)	$1,065	$(2,262)	$3,291	$(7,939)

Weighted average shares outstanding	9,290	8,514	8,716	8,482

Basic and diluted income (loss) per share from:
Continuing operations	$0.13	$(0.27)	$0.46	$(0.77)
Discontinued operations	(0.02)	—	(0.08)	(0.17)

Net income (loss) per share	$0.11	$(0.27)	$0.38	$(0.94)

Supplemental Information, page 2 of 3

Condensed Balance Sheet Data
(amounts in thousands, except share data)	December 31,
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$26,194	$17,611
Accounts receivable, net of reserve	36,742	30,581
Prepaid expenses and other current assets	13,107	7,261
Total current assets	76,043	55,453

Property and equipment, net	95,189	55,484
Other long term assets	51,753	36,433
Total assets	$222,985	$147,370

Liabilities and Shareholders’ Equity
Current liabilities	$59,121	$58,145
Long term liabilities	25,842	18,417
Mortgages payable, long term	42,118	6,381
Shareholders’ equity: 12,096,634 and 8,513,634 shares issued and outstanding at Dec. 31, 2004 and 2003, respectively	95,904	64,427
Total liabilities and shareholders’ equity	$222,985	$147,370

Supplemental Information, page 3 of 3

As Reported (includes information from the dates operations by FVE commenced):

	Three months ended 12/31			Year ended 12/31
	2004	2003	Change	2004	2003	Change

Net revenues from residents (in 000s)	$164,394	$145,353	+13%	$614,796	$573,412	+7%
Facility expenses (in 000s)	$129,601	$117,235	+8%	$486,206	$463,270	+5%
Total expenses (in 000s)	$167,353	$149,057	+12%	$624,681	$580,737	+8%
No. of communities (end of period)	148	100	+48	148	100	+48
No. of living units (end of period)	16,573	13,924	+2,649	16,573	13,924	+2,649
Occupancy	89%	90%	-1%	89%	89%	—
Average daily rate	$121	$127	-9%	$114	$127	-11%
Revenue per day per available unit	$108	$114	-9%	$101	$113	-10%
Percent of revenues from Medicare	15%	14%	+1%	16%	14%	+2%
Percent of revenues from Medicaid	24%	26%	-2%	25%	26%	-1%
Percent of revenues from private and other sources	61%	60%	+1%	59%	60%	-1%

Comparable Communities (communities FVE operated continuously since 10/1/03 and 1/1/03, respectively):

	Three months ended 12/31			Year ended 12/31
	2004	2003	Change	2004	2003	Change

Net revenues from residents (in 000s)	$153,540	$145,353	+6%	$598,184	$571,105	+5%
Facility expenses (in 000s)	$121,303	$117,235	+4%	$473,143	$461,391	+3%
No. of communities (end of period)	100	100	—	97	97	—
No. of living units (end of period)	13,924	13,924	—	13,689	13,689	—
Occupancy	90%	89%	+1%	90%	89%	+1%
Average daily rate	$120	$118	+2%	$133	$129	+3%
Revenue per day per available unit	$108	$105	+3%	$119	$114	+3%
Percent of revenues from Medicare	15%	15%	—	17%	14%	+3%
Percent of revenues from Medicaid	25%	26%	-1%	25%	26%	-1%
Percent of revenues from private and other sources	60%	59%	+1%	58%	60%	-2%